As Filed with the Securities Exchange Commission on April 24, 2007

Registration No. 333-119612

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD MONITOR TRUST III

WMT III SERIES G/J TRADING VEHICLE LLC

(Rule 140 Co-Registrant No. 1)

WMT III SERIES H/J TRADING VEHICLE LLC

(Rule 140 Co-Registrant No. 2)

WMT III SERIES I/J TRADING VEHICLE LLC

(Rule 140 Co-Registrant No. 3)

WORLD MONITOR TRUST III – SERIES G

(Rule 140 Co-Registrant No. 4)

WORLD MONITOR TRUST III – SERIES H

(Rule 140 Co-Registrant No. 5)

WORLD MONITOR TRUST III – SERIES I

(Rule 140 Co-Registrant No. 6)

WORLD MONITOR TRUST III – SERIES J

(Rule 140 Co-Registrant No. 7)

(Exact name of registrant as specified in its charter)

Delaware	6799

20-1697966 (Registrant)

20-2469369 (Co-Registrant No. 1)

20-2469281 (Co-Registrant No. 2)

20-2469479 (Co-Registrant No. 3)

20-1697966 (Co-Registrant No. 4)

20-1698042 (Co-Registrant No. 5)

20-1698147 (Co-Registrant No. 6)

20-2446281 (Co-Registrant No. 7)

(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Preferred Investment Solutions Corp. 900 King Street, Suite 100 Rye Brook, New York 10573 (914) 307-7000	Lawrence S. Block, Esq. c/o Preferred Investment Solutions Corp. 900 King Street, Suite 100 Rye Brook, New York 10573 (914) 307-7020
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fred M. Santo, Esq.

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, New York 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment No. 7 to the Registration Statement on Form S-1 (Commission File No. 333-119612) is being filed solely for the purpose of de-registering the units of beneficial ownership of Series H and Series I that remain unsold as of the date hereof.

On October 8, 2004, World Monitor Trust III, a Delaware Statutory Trust, filed a Registration Statement on Form S-1 (Commission File No. 333-119612), referred in this document to as the Registration Statement, which was amended by pre-effective amendments filed on December 30, 2004, March 14, 2005 and March 29, 2005 to register the following units of beneficial ownership (“Units”): 375,000 Series G, Class I Units; 125,000 Series G, Class II Units; 375,000 Series H, Class I Units; 125,000 Series H, Class II Units; 187,500 Series I, Class I Units; 62,500 Series I, Class II Units; 2,812,500 Series J, Class I Units; and 937,500 Series J, Class II Units. The Registration Statement was declared effective on March 31, 2005.

In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, World Monitor Trust III – Series H and World Monitor Trust III – Series I respectfully request that as of April 30, 2007, the Securities and Exchange Commission remove from registration the following Units that remain unsold under the Registration Statement: 361,367.3367 Series H, Class I Units; 119,742.5405 Series H, Class II Units; 184,326.3859 Series I, Class I Units; and 62,500.0000 Series I, Class II Units.

Accordingly, World Monitor Trust III – Series H and World Monitor Trust III – Series I hereby de-registers the following Units that remain unsold under the Registration Statement: 361,367.3367 Series H, Class I Units; 119,742.5405 Series H, Class II Units; 184,326.3859 Series I, Class I Units; and 62,500.0000 Series I, Class II Units.

[Remainder of page left blank intentionally.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Post-Effective Amendment No. 7 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of Westchester in the State of New York on the 24th day of April, 2007.

WORLD MONITOR TRUST III – SERIES G			WMT III SERIES G/J TRADING VEHICLE LLC

By:	Preferred Investment Solutions Corp.,		By:	World Monitor Trust III – Series G and
	managing owner			World Monitor Trust III – Series J, its members

	By:	/s/MARC S. GOODMAN		By:	Preferred Investment Solutions Corp.,
	Name:	Marc S. Goodman			managing owner
	Title:	Co-Chief Executive Officer

				By:	/s/MARC S. GOODMAN
				Name:	Marc S. Goodman
WORLD MONITOR TRUST III – SERIES H				Title:	Co-Chief Executive Officer

By:	Preferred Investment Solutions Corp.,
	managing owner		WMT III SERIES H/J TRADING VEHICLE LLC

	By:	/s/MARC S. GOODMAN	By:	World Monitor Trust III – Series H and
	Name:	Marc S. Goodman		World Monitor Trust III – Series J, its members
	Title:	Co-Chief Executive Officer
				By:	Preferred Investment Solutions Corp.,
managing owner
WORLD MONITOR TRUST III – SERIES I
				By:	/s/MARC S. GOODMAN
By:	Preferred Investment Solutions Corp.,			Name:	Marc S. Goodman
	managing owner			Title:	Co-Chief Executive Officer

	By:	/s/MARC S. GOODMAN
	Name:	Marc S. Goodman	WMT III SERIES I/J TRADING VEHICLE LLC
	Title:	Co-Chief Executive Officer

			By:	World Monitor Trust III – Series I and
World Monitor Trust III – Series J, its members

WORLD MONITOR TRUST III – SERIES J
				By:	Preferred Investment Solutions Corp.,
By:	Preferred Investment Solutions Corp.,				managing owner
managing owner
				By:	/s/MARC S. GOODMAN
	By:	/s/MARC S. GOODMAN		Name:	Marc S. Goodman
	Name:	Marc S. Goodman		Title:	Co-Chief Executive Officer
	Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement on Form S-1 has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Signature	Title with Registrant	Date
/s/KENNETH A. SHEWER Kenneth A. Shewer	Chairman and Co-Chief Executive Officer (Principal Executive Officer)	April 24, 2007

/s/MARC S. GOODMAN Marc S. Goodman	President and Co-Chief Executive Officer (Principal Executive Officer)	April 24, 2007

/s/ESTHER E. GOODMAN Esther E. Goodman	Chief Operating Officer and Senior Executive Vice President	April 24, 2007

/s/DAVID K. SPOHR David K. Spohr	Senior Vice President and Director of Fund Administration (Principal Financial/Accounting Officer)	April 24, 2007

(Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Preferred Investment Solutions Corp.)

PREFERRED INVESTMENT SOLUTIONS CORP. Managing Owner Of Registrants

By:	/s/MARC S. GOODMAN
Marc S. Goodman
	Co-Chief Executive Officer	April 24, 2007